Exhibit 10.6

Participant:  ________________                                                                                                                                          Consultant

TapImmune Inc. 2014 Omnibus Stock Ownership Plan Stock Option Award Agreement

Dear ____________,

TapImmune Inc. hereby grants you stock options to purchase up to ______________ shares of our common stock (the “Stock Options”).  These Stock Options are subject to the terms and conditions set forth in the TapImmune Inc. 2014 Omnibus Stock Ownership Plan (the “Plan”) and in the attached Appendix A.

Covered Shares:                                ____________ shares of common stock, par value $0.001 per share.

Exercise Price:	The purchase price for these shares will be $_______ per share.

Date of Grant:                                           The “Date of Grant” for your Stock Options is ___________, 201_.

Vesting Schedule:	You may exercise your Stock Options after they become “vested.” Vesting is subject to your continued performance of services for TapImmune through the following vesting dates.

Vesting Date	Number of Purchasable Shares	Total Number of Purchasable Shares

Notwithstanding the foregoing, the Stock Options will become fully vested upon a “change in control” (as this term is defined in the Plan).

Not ISOs:	These Stock Options are not “incentive stock options” under the federal tax laws.

Expiration Date:	If not previously exercised or forfeited, the Stock Options expire on ________________, 20__.

Your signature below acknowledges your agreement that the Stock Options granted to you are subject to all of the terms and conditions contained in the Plan and in Appendix A.  PLEASE BE SURE TO READ APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF YOUR STOCK OPTIONS.

Please sign one copy of this Stock Option Agreement (the other copy is for your files) and return the signed copy to me.

TAPIMMUNE, INC.

_______________________	__________________________
Date	Glynn Wilson, President & CEO
Consultant
_____________________________	__________________________
Date

Participant:  ________________                                                                                                                                          Consultant
APPENDIX A

TapImmune Inc.
2014 Omnibus Stock Ownership Plan

Terms and Conditions of Stock Options

Pursuant to this Stock Option Award Agreement, TapImmune Inc. (the “Company”) has granted the consultant of the Company named in the first page of this Award Agreement (the “Consultant”) stock options under the TapImmune Inc.  2014 Omnibus Stock Ownership Plan (the “Plan”).  These stock options will give the Consultant a contingent right to purchase the number of shares of the Company’s Common Stock indicated on the first page of this Award Agreement upon satisfaction of the vesting requirements and other conditions set forth in this Award Agreement.

The terms and conditions of the Stock Options are as follows:

1. Grant.  TapImmune, Inc. (the “Company”) has granted the Consultant stock options to purchase the number of shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), specified on the first page of the Award Agreement by reference.

All of the terms of the Plan related to Stock Options are incorporated into this Award Agreement by reference.  Defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The Stock Options granted under this Award Agreement are not intended to be Incentive Stock Options covered by Section 422 of the Code.

2.  Purchase Price.  The price per share to be paid by the Consultant for the shares purchased pursuant to these Stock Options (the “Exercise Price”) is stated on the first page of the Award Agreement.  This Exercise Price shall not be less than the Fair Market Value of a share of Common Stock as of the Date of Grant (as described on the first page of the Award Agreement).

3.  Vesting.  The Stock Options shall become vested and exercisable only if the Consultant continues to regularly perform services for the Company as a consultant through the Vesting Dates set forth in the vesting schedule on the first page of the Award Agreement, and satisfies any other vesting conditions specified on such first page.

4.  Stock Options Non-Transferable.  The Stock Options shall not be transferable by the Consultant other than by will or the laws of descent and distribution. During the lifetime of the Consultant, the Stock Options shall be exercisable only by such Consultant (or by such Consultant’s guardian or legal representative, should one be appointed).

5.  Notice of Exercise of Option.  The Stock Options may be exercised by the Consultant by delivery of a written notice signed by the Consultant to the Company to the attention of the

President/Chief Executive Officer or such other officer of the Company as the President/Chief Executive Officer may designate. Any such notice shall:

(a)	specify the number of shares of Common Stock which the Consultant, then elects to purchase by exercising the Stock Options,

(b)	contain such information as may be reasonably required pursuant to Section 9 below, and

(c)	be accompanied by payment in full of the Exercise Price for the Stock Options being exercised, as described in Section 6 below.

The Consultant must exercise the Stock Options for at least 100 shares, or, if less the full number of shares shown as Purchasable Shares in the vesting schedule in the Notice of Grant as to which the Stock Options remain unexercised.

Upon receipt of any such notice and accompanying payment of the Exercise Price, and subject to the terms hereof, the Company agrees to issue to the Consultant, stock certificates for the number of shares specified in such notice registered in the name of the person exercising the Stock Options.

6.     Payment of Exercise Price.  Payment of the Exercise Price due upon the exercise of the Stock Options may be made in any one or in any combination of the following forms:

(a)	in cash ( by a certified or cashier’s check);

(b)
in the form of shares of Common Stock owned by the Consultant having a Fair Market Value equal to the total Exercise Price at the time of the exercise, accompanied by and duly endorsed or accompanied by stock transfer powers,

(c)
in the form of shares of restricted stock issued to the Consultant having a Fair Market Value equal to the total Exercise Price at the time of the exercise, accompanied by and duly endorsed or accompanied by stock transfer powers;

(d)
through simultaneous sale through a broker acceptable to the Committee of shares of Common Stock issuable to the Consultant on exercise, as permitted under Regulation T of the Board of Governors of the Federal Reserve System.

7.  Issuance of Stock Certificates for Shares.  The stock certificates for any shares of Common Stock issuable to the Consultant upon exercise of the Stock Options shall be delivered to the Consultant (or to the person to whom the rights of the Consultant shall have passed by will or the laws of descent and distribution) as promptly after the date of exercise as is feasible, but not before the Consultant has paid the Exercise Price for such shares.

A legend in the form set forth below shall be placed on the certificates representing the shares of Common Stock issued upon exercise of the Stock Options:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Act”) or the securities laws of any state.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act and any applicable state securities laws, or an opinion of counsel reasonably satisfactory to TapImmune Inc. that such registration is not required.”

8.  Withholding Taxes.  If the Consultant is a common law employee of the Company at the time the Stock Options are exercised, or in the event the Company otherwise determines that payroll tax withholding is otherwise legally required in connection with the exercise of the Stock Options, the Company shall notify the Consultant of the amount of tax (if any) that must be withheld by the Company under all applicable federal, state and local tax laws.  In such event, the Consultant agrees to make arrangements satisfactory to the Company to (a) remit the required amount to the Company in cash, (b) authorize the Company to withhold a portion of the shares of Common Stock otherwise issuable upon exercise of the Stock Options with a value equal to the required amount of tax, (c) deliver to the Company shares of Common Stock the Consultant already owns with a value equal to the required amount, (d) authorize the deduction of the required amount of tax from the Consultant’s regular cash compensation from the Company, or (e) otherwise provide for payment of the required amount in any other manner satisfactory to the Company.

9.      Expiration of Options.  If the Stock Options are not exercised with respect to all or any part of the shares subject to the Stock Options prior to the expiration date specified on the first page of the Award Agreement (which shall be no later than ten (10) years from the date of grant), the Stock Options shall expire, and any shares with respect to which the Stock Options were not previously exercised shall no longer be purchasable by exercising the Stock Options.

10.  Termination of Consulting Services.  In the event of the termination of the Consultant’s consulting services for the Company, other than a termination that is either (i) for Cause, (ii) voluntarily initiated on the part of the Consultant and without written consent of the Company,

(a)	the unvested portion of the Stock Options (if any) shall terminate immediately and shall not thereafter be or become exercisable; and

(b)
the Consultant may exercise the vested portion of the Stock Options at any time within ninety (90) days after such termination to the extent of the number of shares which were Purchasable Shares under the vesting schedule on the first page of this Award Agreement at the date of such termination.

In the event of a termination of the Consultant’s consulting services that is either (i) for Cause or (ii) voluntarily initiated on the part of the Consultant and without the written consent of the Company, all of the Stock Options which have not previously been exercised shall terminate immediately and shall not thereafter be or become exercisable.

11.  Death of Consultant. In the event of the Consultant’s death while performing consulting services for the Company or within three months after termination of such consulting services (if such termination was neither (i) for cause nor (ii) voluntary on the part of the Consultant and without the written consent of the Company), the Stock Options shall remain in effect and may be exercised by the Consultant’s executor or administrator, or the Consultant’s heirs to the extent of the number of shares that were Purchasable Shares under the vesting schedule on the first page of the Award Agreement at the date of death. The appropriate persons to whom the right to exercise the Stock Options transferred may exercise that portion of the Stock Options at any time within a period ending on the earlier of (a) the last day of the one year period following the Consultant’s death or (b) the expiration date of the Stock Options specified on the first page of the Award Agreement.

12.  Representations of Consultant. The Consultant represents, warrants, and agrees as follows, and the parties agree that the Company may rely on the same in consummating the issuance of any shares of the Common Stock to the Consultant pursuant to the Stock Options (the “Option Shares”):

(a)
No Representations.  The Consultant is entering into this Agreement, and will acquire the Option Shares, solely on the basis of his own familiarity with the Company and all relevant factors about the Company’s affairs, and neither the Company nor any agent of the Company has made any express or implied representations, covenants, or warranties to the Consultant with respect to such matters.

(b)	Investment Purpose. The Consultant is acquiring the Option Shares for his own account for investment and not with a view to the resale or distribution of the Option Shares.

(c)
Economic Risk.  The Consultant is willing and able to bear the economic risk of an investment in the Option Shares (in making this representation, attention has been given to whether the Consultant can afford to hold the Option Shares for an indefinite period of time and whether, at this time, the Consultant can afford a complete loss of the investment).

(d)
Holding of Restricted Shares.  The Consultant acknowledges that the Option Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act or an exemption from such registration is available, as determined by the Company to its reasonable satisfaction.

13.  Compliance with Securities Laws and Other Regulatory Matters. The Consultant acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law, and the Consultant hereby agrees that the Company shall not be obligated to issue any shares of Common Stock upon an attempted exercise of this Stock Options that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Consultant agrees that he or she will provide the Company with the following representations, and with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Common Stock complies with the provisions described by this Section 9.

14.  Rights Prior to Issuance of Certificates. Neither the Consultant nor any person to whom the rights of the Consultant shall have passed by will or the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of Common Stock until the date of the issuance to him of certificates for such Common Stock as provided in Section 7 above.

15.  Covenant Not to Compete. If the Consultant has not already executed a non-competition agreement with the Company, the Consultant shall provide the Company with a signed non-competition agreement simultaneously with the execution of the Award Agreement.  The Consultant’s execution and delivery of such a non-competition agreement in a form reasonably satisfactory to the Company shall be a condition to the Company’s obligation to issue any shares to the Consultant upon exercise of the Stock Options granted under this Agreement.  In consideration of the Stock Options, the Consultant agrees that if, at any time during the period set forth in non-competition agreement, the Consultant should violate the covenants not to compete or the non-solicitation covenants set forth in the non-competition agreement without the express prior consent of the Company, the Consultant will forfeit his or her right to receive or retain the shares issued upon the exercise of the Stock Options granted under this Agreement.

16.  Governing Plan Document.  The Stock Options granted to the Consultant under this Agreement are subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

17.  Miscellaneous.

(a)	This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b)
The Consultant acknowledges and agrees that if he should become an executive officer of the Company, the Stock Options granted under this Agreement may be subject to the Company’s Policy on Recoupment of Executive Compensation, as it may be amended from time to time.

(c)	This Agreement shall be governed by the laws of the State of Florida.

(d)
Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof  to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Consultant, at the most recent mailing address provided to the Company in writing, and, if to the Company, to the executive offices of the Company at 50 North Laura St., Suite 2500, Jacksonville, FL 32202, or at such other addresses that the parties provide to each other in accordance with the foregoing notice requirements.

(e)	This Agreement may not be modified except in writing executed by each of the parties to it.

(f)	Neither this Agreement nor the Stock Options confer upon the Consultant any right with respect to continuance of consulting services for the Company.